EXHIBIT 10.3

AMENDMENT NO. 1 TO LETTER-FORM AGREEMENT
(PROJECT "C")

AMENDMENT NO. 1 TO
LETTER-FORM AGREEMENT
(PROJECT “C”)

AMENDMENT NO. 1 (this “Amendment”) TO LETTER-FORM AGREEMENT (Project “C”) dated February 15, 2007 (the “Agreement”) is entered into as of February 29, 2008 by and between Park Premier Mining Company, a Utah corporation, f/k/a Cummings Mining Company, a/k/a Park Premier Properties; and Park Cummings Mining Company, a Utah corporation, as their respective interests may appear (collectively, “Seller”), and Ranch 248, Inc., a Delaware corporation (“Buyer”).

Recitals

The Agreement memorializes Seller’s and Buyer’s agreement to form a mutually acceptable joint venture entity domiciled in Utah for the sole purpose of developing and selling approximately 30 acres of Seller’s land in Wasatch County, Utah, as described more particularly in Exhibit “A” to the Agreement (the “Sale Property”), upon the terms, conditions, and covenants contained in the Agreement.  The parties wish by this Amendment to amend the Agreement to provide for an extension of the Closing Date, to correctly identify Buyer, and to allow for Seller’s designated entity to be a member of the Joint Venture Entity.

NOW THEREFORE, in consideration of the agreements contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined in this Amendment have the meanings assigned to them in the Agreement after giving effect to this Amendment.

2. Buyer.  “Buyer” means Ranch 248, Inc., a Delaware limited liability company.

3. Amendment to Closing Date.  The second sentence of section A of the Agreement is deleted in its entirety [“Thereafter within three (3) calendar days of ratification of this Agreement by at least a majority of the Seller's shareholders and satisfaction of the conditions below (the ‘Formation Date’), the Parties shall form a mutually-acceptable joint-venture entity (e.g., limited liability company) domiciled in Utah (the ‘Joint Venture Entity’) for the sole purpose of developing and selling the Property, including the construction of homes thereon (the ‘Project’), and shall prepare and execute a definitive joint venture agreement and/or charter documents (e.g., an operating agreement) that reflect the terms and conditions of this Letter Agreement (collectively, ‘Definitive JV Agreement’)”], and the following is substituted in its place:

Thereafter,  on or before April 29, 2008 at a place and time to be mutually agreed upon by Seller and Buyer, including an “attorney escrow closing by mail,” or at such other place, time or date as shall be mutually agreed upon by Seller and Buyer (the “Formation Date”), the Parties shall form a mutually-acceptable joint-venture entity (e.g., limited liability company) domiciled in Utah (the “Joint Venture Entity”) for the sole purpose of developing and selling the Property, including the construction of homes thereon (the “Project”), and shall prepare and execute a definitive joint venture agreement and/or charter documents (e.g., an operating agreement) that reflect the terms and conditions of this Letter Agreement (collectively, “Definitive JV Agreement”). Seller may designate a wholly owned subsidiary to be a party to the Joint Venture Entity.

4.	Miscellaneous.

(a) The Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue to be in full force and effect in accordance with its terms as amended by this Amendment.

(b) This Amendment may be executed in any number of original, facsimile or electronic counterparts, all of which together shall constitute one and the same instrument and any Party may execute this Amendment by signing any such counterpart.

(c) The captions and section headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

IN WITNESS WHEREOF, the Parties to this Amendment have caused this Amendment to be duly executed as of the day and year first above written.

Park Premier Mining Company		Ranch 248, Inc.

By:	/s/ Robert W. Dunlap	By:	/s/ David J. Smith

Its:	President	Its:	Authorized Signing Officer